EXHIBIT 99.1

                       GSI LUMONICS ANNOUNCES ACQUISITION

Billerica, MA (April 21, 2003): GSI Lumonics Inc., (Nasdaq: GSLI and TSX: LSI) has entered into a definitive agreement for the acquisition of the principal assets of Spectron Laser Systems, a subsidiary of Lumenis Ltd., located in Rugby, U.K.

The product lines acquired from Spectron Laser Systems had sales of approximately US$11 million for CY2002. The Spectron assets are being acquired for US$6.3 million in cash, subject to adjustment, and the assumption of certain liabilities. Closing is expected during the month of May. The integration of Spectron into GSI Lumonics' Laser Group in Rugby is scheduled for completion by the end of August, 2003.

Charles Winston, GSI Lumonics' President and Chief Executive Officer said, "This acquisition is consistent with the Company's stated strategy of expanding the product lines and technology in its laser and precision motion components business groups. It is expected that this acquisition will be accretive to earnings in the fourth quarter of this year".

This acquisition adds both diode pumped laser solid state (DPSS) technology and products to the Company's marketplace offerings, as well as expanded product lines in both lamp pumped (LPSS) and CO(2)-based technologies. Spectron's lasers are primarily used in material processing applications such as marking, cutting plastic and diamonds, silicon machining and micro-welding. They will complement GSI Lumonics' product lines by expanding applications in the 7W to 100W range.

GSI Lumonics supplies precision motion control components, lasers and laser-based advanced manufacturing systems to the global medical, semiconductor, electronics, and industrial markets. GSI Lumonics' common shares are listed on Nasdaq (GSLI) and The Toronto Stock Exchange (LSI). The Company's web site address is www.gsilumonics.com.

For more information:
Victor Woolley
GSI Lumonics Inc.
978-439-5511
Ext. 6135


Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act), Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan" and "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, similar risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.